EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

OSI Systems, Inc.

We consent to the inclusion in this Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2007 and to the incorporation by reference in Registration Statements on Forms S-8 (No. 333-106176, 333-122674, 333-69433 and 333-132142) and in Registration Statements on Forms S-3 (No. 333-119704, 333-75228, 333-73618, 333-100791 and 333-101716) of OSI Systems, Inc. of our report dated September 11, 2007 appearing in Item 8 in this Annual Report on Form 10-K, on the consolidated financial statements and financial statement schedule, which appears in Schedule II of this Form 10-K, and of our report dated September 11, 2007 with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in Item 9 in this Annual Report on Form 10-K.

/s/ MOSS ADAMS LLP
Los Angeles, California
September 11, 2007